SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          LIGHTNING ROD SOFTWARE, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                                        41-1614808
  (State or Other Juris-                                (I.R.S. Employer
 diction of Incorporation                            Identification Number)
    or Organization)

                            7301 Ohms Lane, Suite 600
                             Edina, Minnesota 55439
              (Address of Principal Executive Office and Zip Code)



                             2000 Stock Option Plan;
           Nonqualified Stock Option Agreements dated April 30, 2000;
        Shares to be Issued under Stock Option Plans of Acquired Company
                            (Full Title of the Plan)

                                 Willem J. Ellis
                             Chief Executive Officer
                          Lightning Rod Software, Inc.
                            7301 Ohms Lane, Suite 600
                             Edina, Minnesota 55439
                                 (952) 837-4000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                              David C. Grorud, Esq.
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE

========================== ==================== ====================== ====================== ======================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
   Title of Securities        Amount to be         Offering Price            Aggregate              Amount of
    to be Registered          Registered(1)           Per Share           Offering Price        Registration Fee
========================== ==================== ====================== ====================== ======================
   Options to Purchase
 Common Stock under the
        2000 Plan              Indefinite              $ 0.00                 $ 0.00                 $ 0.00

  Common Stock issuable
upon exercise of options
 granted under the 2000
          Plan               750,000 shares            $1.6875(2)           $1,265,625(2)           $ 335.00

  Common Stock issuable
upon exercise of options
under 4/30/00 Agreements     109,400 shares             $9.62               $1,052,975              $ 277.99

  Common Stock issuable
upon exercise of options
 under Plans of Acquired
         Company             189,525 shares             $9.698              $1,838,014              $ 485.24

         TOTAL:                                                                                     $1,098.23
========================== ==================== ====================== ====================== ======================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on November 2, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

                  (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

                  (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  The General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

         The Registrant's Certificate of Incorporation also provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction in which the director derived an improper personal benefit.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  5        Opinion and Consent of Fredrikson & Byron, P.A.
                           relating to the legality of securities under the Plans and Agreements.

                  23.1 Consent of Fredrikson & Byron, P.A. -- included in their opinion filed as Exhibit 5.

                  23.2     Consent of PricewaterhouseCoopers LLP.

                  24       Power of Attorney from certain directors.

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.




                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina and State of Minnesota, on the 3rd day of November, 2000.


                              LIGHTNING ROD SOFTWARE, INC.
                              (the "Registrant")



                              By       /w/ Willem J. Ellis
                                   Willem J. Ellis, Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Willem J. Ellis and Thomas J. Patin his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Lightning Rod Software, Inc. relating to the 2000 Stock Option Plan, the Nonqualified Stock Option Agreements dated April 30, 2000, and the Stock Option Plans of an acquired company, and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                       Title                            Date


/s/ Willem Ellis             Chief Executive Officer and        November 3, 2000
Willem J. Ellis              director (principal executive
                             officer)

/s/ Jeffrey D. Skie          Chief Financial Officer            November 3, 2000
Jeffrey D. Skie              (principal financial and
                             accounting officer)


/s/ Thomas J. Patin          Director                           November 3, 2000
Thomas J. Patin


/s/  Tomas F. Madison        Director                           November 3, 2000
Thomas F. Madison


/s/ James E. Ousley          Director                           November 3, 2000
James E. Ousley


/s/ Sven A. Wehrwein         Director                           November 3, 2000
Sven A. Wehrwein

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                          LIGHTNING ROD SOFTWARE, INC.

                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number                 Exhibit Description

 5                Opinion and Consent of counsel
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)